UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 7, 2011
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 7, 2011, Chris E. Williford resigned as Executive Vice President, Chief Financial Officer and Treasurer of the Company.  There was no disagreement or dispute between Mr. Williford and the Company which led to his resignation.

(c) On September 9, 2011, the Board of Directors of the Company appointed Barbara M. Stuckey as Vice President and Chief Financial Officer and George William “Bill” Krog, Jr. as Chief Accounting Officer and Treasurer, effective immediately.  There is no understanding or arrangement between Ms. Stuckey or Mr. Krog and any other person pursuant to which Ms. Stuckey or Mr. Krog were selected as Chief Financial Officer and Chief Accounting Officer, respectively. Neither Ms. Stuckey nor Mr. Krog have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Ms. Stuckey joined the Company in 1997 and most recently served as Vice President of Corporate Finance.  Ms. Stuckey received a Bachelor of Art degree from the University of Texas at San Antonio and a Master of Business Administration degree from the Bordeaux Business School.

Mr. Krog joined the Company in 1995 and most recently served as Information Systems / Financial Reporting Director.  Mr. Krog received a Bachelor of Business Administration degree from the University of Texas at Austin and is a Certified Public Accountant.

Item 7.01                      Regulation FD Disclosure.

On September 9, 2011, the Company issued a press release announcing the appointment of officers. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Number                  Description

99.1	Press Release dated September 9, 2011, announcing the appointment of officers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:  /s/ Barbara M. Stuckey
Barbara M. Stuckey
Vice President and Chief Financial
Officer

Dated:  September 9, 2011